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                                 [LETTERHEAD]


                                                                  EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Amendment No. 3 to Registration Statement No. 333-43199 of Columbia Sportswear Company of our report dated February 6, 1998 (March 24, 1998 as to Notes 1, 2, and 9) appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
March 24, 1998




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